Registration No. 333-47815

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                     HEALTH AND RETIREMENT PROPERTIES TRUST

             (Exact name of registrant as specified in its charter)

                             -----------------------

           Maryland                                    04-6558834
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification Number)

                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 332-3990
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                           David J. Hegarty, President
                     Health and Retirement Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02158
                                 (617) 332-3990
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                              ---------------------

                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800

                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Selling Shareholders. All of the Shares offered hereby are for the respective accounts of the Selling Shareholders.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
-------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                             -----------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

5.1      Opinion of Sullivan & Worcester LLP.

8.1      Opinion of Sullivan and Worcester LLP re: certain tax matters.

23.3     Consents of Sullivan & Worcester LLP (included in Exhibits 5.1 and 8.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certificates that it has reasonable grounds to believe that it meets all of the requirements for being on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 30, 1998.

                                HEALTH AND RETIREMENT PROPERTIES TRUST


                                By: /s/ David J. Hegarty
                                     David J. Hegarty
                                     President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 relating to Common Shares has been signed below by the following persons in the capacities and on the dates indicated.
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

               Signature                                    Title                                   Date
               ---------                                    -----                                   ----

/s/ David J. Hegarty                     President and Chief Operating                         March 30, 1998
David J. Hegarty                         Officer (principal executive officer)

   *                                     Treasurer and Chief Financial                         March 30, 1998
Ajay Saini                               Officer

   *                                     Trustee                                               March 30, 1998
Bruce M. Gans, M.D.
   *                                     Trustee                                               March 30, 1998
Rev. Justinian Manning, C.P.
   *                                     Managing Trustee                                      March 30, 1998
Gerard M. Martin
   *                                     Managing Trustee                                      March 30, 1998
Barry M. Portnoy
                                         Trustee                                               March ___, 1998
Ralph J. Watts

* /s/ David J. Hegarty
  David J. Hegarty, Attorney-in-
    Fact for such persons
    pursuant to powers of
    attorney dated March 11,
    1998

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